UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  _____________

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       Claymore Exchange-Traded Fund Trust
             (Exact Name of Registrant as Specified in Its Charter)


             Delaware                               (See Next Page)
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

2455 Corporate West Drive, Lisle, Illinois                60532
 (Address of principal executive offices)               (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                          Name of Each Exchange on Which
to be so Registered:                         Each Class is to be so Registered:

Shares of beneficial interest, no par value  American Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-134551; 811-21906.

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE

Item 1. Description of Registrant's Securities to be Registered.

A description of the shares of beneficial interest, without par value, of each of the following four portfolios, each a separate series of Claymore Exchange-Traded Fund Trust (the "Trust") to be registered hereunder is set forth in Post-Effective Amendment No. 4 to the Trust's Registration Statement on Form N-1A (Commission File Nos. 333-134551; 811-21906), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Each of the Trust's seven investment portfolios to which this filing relates and their respective I.R.S. Employer Identification Numbers are as follows:

Claymore/BIR Leaders 50 ETF                              20-8623113
Claymore/BIR Leaders Mid-Cap Value ETF                   20-8623168
Claymore/BIR Leaders Small-Cap Core ETF                  20-8623288
Claymore/Great Companies Large-Cap Growth Index ETF      20-8623424
Claymore/Ocean Tomo Growth Index ETF                     20-8623549
Claymore/Zacks Growth & Income Index ETF                 20-8625983
Claymore/Zacks Mid-Cap Core ETF                          20-8625996

Item 2. Exhibits

1. The Trust's Amended and Restated Declaration of Trust is included as Exhibit
(a)(2) to Pre-Effective Amendment No. 3 to the Trust's Registration Statement on Form N-1A (File Nos. 333-134551; 811-21906), as filed with the Securities and Exchange Commission on September 15, 2006.

2. The Trust's By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 3 to the Trust's Registration Statement on Form N-1A (File Nos. 333-134551; 811-21906), as filed with the Securities and Exchange Commission on September 15, 2006.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    CLAYMORE EXCHANGE-TRADED FUND TRUST

Date:  March 26, 2007               By:    /s/ Nicholas Dalmaso
                                           -----------------------
                                           Nicholas Dalmaso
                                           Chief Executive Officer